Exhibit 5




                                                  January 7, 1997



Ingersoll-Rand Company
P.O. Box 8738
Woodcliff Lake, NJ  07675

Ladies & Gentlemen:

     I have acted as counsel to Ingersoll-Rand Company, a New Jersey corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") which the Company intends to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to 1,000,000 shares of the Company's common stock, par value $2 per share (the "Common Stock"), which may be distributed to employees in accordance with the Ingersoll-Rand Company Executive Deferred Compensation and Stock Bonus Plan and the Ingersoll-Rand Directors Deferred Compensation and Stock Award Plan (collectively, the "Plans").

     I have examined a copy of the Registration Statement (including the exhibits thereto), the related Prospectus (the "Prospectus") and the Plans. In addition, I have examined, and have relied as to matters of fact upon, the originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other and further investigations, as I have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

     In such examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such latter documents.

     I hereby advise you that in my opinion the original issue shares of Common Stock issuable pursuant to the Plans, when duly authorized and issued as contemplated by the Registration
Statement, the related Prospectuses and the Plans, will be validly issued, fully paid and non-assessable.

     I am a member of the Bar of the State of New Jersey and I do not express any opinion herein concerning any law other than the law of the State of New Jersey.

     I hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement.

                                 Very truly yours,


                                 /s/ Patricia Nachtigal
                                 PATRICIA NACHTIGAL